December 1, 2017

Sonoco Issues 2018 Financial Guidance and Targets Strategic Priorities
2018 Base EPS Estimated at $3.00 to $3.10
Company Outlines 20/20 Vision Targets

HARTSVILLE, S.C., U.S. - Sonoco (NYSE: SON) President and Chief Executive Officer Jack Sanders and members of the Company’s senior leadership team today provided the investment community in New York with an overview of the Company’s financial guidance and strategic priorities.

Company Reaffirms 2017 Base EPS Guidance
Sonoco expects fourth quarter and full-year 2017 GAAP earnings to be $0.59 to $0.69 and $2.27 to $2.37 per diluted share, respectively. The full-year range includes amounts previously disclosed by the Company of approximately $0.39 per diluted share, related to after-tax charges for pension settlement distributions to certain pension plan participants, restructuring charges and acquisition costs which were partially offset by non-base insurance settlement gains for the first nine months of 2017. Both ranges include an estimated range of charges related to expected fourth-quarter after-tax restructuring charges and acquisition-related expenses. Base earnings are expected to be within the Company’s previously reported guidance of $.68 to $.74 and $2.75 to $2.81 per diluted share, respectively. Last year, the Company reported fourth quarter and full-year 2016 GAAP earnings of $1.04 and $2.81 per diluted share and base earnings of $0.62 and $2.72 per diluted share.

(Reconciliations of non-GAAP financial measures to GAAP financial measures are available on our website, www.sonoco.com. Base earnings and base earnings per diluted share are non-GAAP financial measures adjusted to remove restructuring charges, asset impairment charges, gains/losses on disposition of assets, acquisition and divestiture expenses and other items, if any, the exclusion of which the Company believes improves comparability and analysis of the underlying financial performance of the business.)

Commenting on the Company’s 2017 expectations, Sanders said, “Following record performance in 2016, we are again expecting to achieve record base earnings in 2017, and based on a solid start to the fourth quarter we remain comfortable with achieving our base EPS guidance of $2.75 to $2.81.”

Company Targets 10 Percent Growth to 2018 Base EPS
Sonoco estimates 2018 base earnings per diluted share to be in the range of $3.00 to $3.10, with a projected midpoint target of $3.05 per diluted share. 2018 GAAP EPS guidance is not provided in this release due to the likely occurrence of one or more of the following, the timing and magnitude of which we are unable to reliably forecast: possible gains or losses on the sale of businesses or other assets, restructuring costs and restructuring-related impairment charges, acquisition- and divestiture-related costs, and the income tax effects of these items and/or other income tax-related events. These items could have a significant impact on the Company's future GAAP financial results.

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1 North Second Street
Hartsville, S.C. 29550 USA
843/383-7794
www.sonoco.com

According to Barry Saunders, senior vice president and chief financial officer, the Company’s 2018 midpoint target assumes an $.11 per share positive impact from 2017 acquisitions and a $.16 per share addition from volume growth. In addition, a positive price/cost relationship driven by procurement productivity and commercial excellence initiatives should contribute $.18 per share, and manufacturing productivity is estimated to exceed non-material inflation and other cost changes by $.06 per share. Offsetting these favorable factors are an expected $.18 per share negative impact from increased fixed costs and $.10 per share in higher depreciation. Finally, the benefit of lower pension benefit expenses and the positive impact of a stronger dollar against other currencies should add approximately $.07 per share, which is expected to more than offset a negative $.03 associated with from higher interest expense and a slightly higher share count.

Saunders noted Sonoco expects 2018 net sales to be approximately $5.3 billion, an estimated increase of approximately 6 percent from the Company’s 2017 sales forecast. Key drivers for sales growth in 2018 are expected to include acquisitions of $128 million and volume/mix growth of approximately $117 million. In addition, higher expected selling prices and a favorable impact of foreign exchange are expected to add $63 million to net sales.

Cash Flow, Free Cash Flow Forecasts Project Strong Improvement in 2018
Sonoco is projecting to generate approximately $415 million in cash from operations in 2017 and should spend approximately $190 million on capital investments and $155 million on cash dividends to shareholders, thus leaving free cash flow of approximately $70 million. Sonoco now expects its net-debt-to-EBITDA ratio to be approximately 2.0 times at year-end 2017. The increased debt ratio is primarily due to the $230 million acquisition of Peninsula Packaging, Inc., a thermoforming business, in March 2017, and the $170 million acquisition of Clear Lam Packaging, Inc., a flexible packaging business, in July 2017.

For 2018, Sonoco is projecting cash from operations to be approximately $532 million and free cash flow to be about $150 million, after spending $220 million in capital investments and paying of $162 million in dividends to shareholders. Depreciation and Amortization is projected to be $239 million in 2018. The Company expects free cash flow to more than double from 2017 due primarily to higher projected GAAP earnings and lower expected pension contributions, partially offset by higher capital expenditures and the historic practice of increasing cash dividends to shareholders.

(Free cash flow is a non-GAAP financial measure which may not represent the amount of cash flow available for general discretionary use because it excludes non-discretionary expenditures, such as mandatory debt repayments and required settlements of recorded and/or contingent liabilities not reflected in cash flow from operations. Free cash flow is defined as cash flow from operations minus net capital expenditures and cash dividends. Net capital expenditures is defined as capital expenditures minus proceeds from, and/or plus costs incurred in, the disposition of capital assets.)

CFO Saunders added the Company’s 2018 capital deployment strategy is expected to be weighted toward investments to grow its existing businesses, including significant investment to the Company’s domestic paper mill system as well as organic growth initiatives, particularly in thermoformed containers. “We also expect to pursue accretive acquisitions in our targeted growth areas and continue our 93-year tradition of returning substantial amounts of cash to shareholders in the form of dividends and share repurchases, including more than $925 million over the past five years.”

Commenting on the Company’s 2018 forecast, CEO Sanders said, “We are optimistic about 2018 and projecting nearly a 10 percent improvement in base earnings in addition to our strongest generation of cash from operations and free cash flow in five years. This would be the fifth consecutive year of record base earnings, which we believe illustrates the consistency built into our business model.”

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20/20 Vision Targets Top-line and Bottom-line Improvement
In discussing the Company’s longer-term outlook, CEO Sanders said Sonoco is targeting to grow top-line sales to greater than $6 billion and driving improvement of base EBITDA margins to 16 percent.

“We expect to achieve our top-line target by producing greater-than-industry-average organic growth and by making accretive acquisitions adding approximately $1 billion of revenue in our focused growth businesses,” said Sanders, adding acquisitions are expected to be focused in flexible packaging, thermoformed containers, protective packaging and consolidating industrial acquisitions that improve scale and capability in emerging markets.

“To improve base EBITDA margin to 16 percent, we are focused on: further portfolio optimization to ensure we are in the right businesses; operating excellence, where our Sonoco Performance System is beginning to deliver productivity results; commercial excellence, where we are working to capture value through focused price management; holistic business optimization, which are strategies focused on serving the right customers with the right cost structure; and finally, optimizing our structure and better utilizing technology to drive down the cost of back office operations,” Sanders concluded.

Targeted Growth to the Perimeter of the Store
Sonoco’s Consumer Packaging portfolio is expanding offerings to gain a leadership position serving the perimeter of the supermarket, which is growing due to an increase in demand for fresh food products, according to Rob Tiede, senior vice president and Chief Operating and recently named CEO-elect.

“Our acquisition of Peninsula Packaging earlier this year opens up white space for us on the perimeter and establishes us as a market leader in fresh produce packaging. We see real opportunity to bring additional packaging technology to fresh produce, especially when it helps extend freshness and shelf life,” Tiede said. “The next step in moving to the perimeter of the store was our acquisition of Clear Lam this summer. In addition to adding modified atmosphere packaging capabilities to our portfolio, which opens up new markets such as meats and cheeses, Clear Lam also serves the dairy market and they have a strong product line in produce and food service packaging, especially in the area of portion control.”

In addition to growth from the Peninsula acquisition, Tiede announced Sonoco is expanding its thermoforming operations by investing approximately $15 million to $20 million in 2018 to produce thermoformed bowls and trays for a customer’s fresh and consumer packaged foods, which is expected to add approximately $30 million in sales starting late in 2018 and into 2019.

Tiede added Sonoco’s TruVue® clear plastic can is continuing to expand into new products with new customers. Pacific Coast Producers of Lodi, Calif., is launching multiple fruit products in Sonoco’s innovative TruVue container over the next several months with several leading retailers, including Wegmans, H-E-B, Fairway, HyVee and Wakefern. “Pacific Coast was kind enough to share some of their consumer research with us, and we could not be more pleased with the perception of TruVue and how it impacted opinions of canned product,” he said, adding McCall Farms, a South Carolina-based vegetable producer, recently received the GAMMA Innovation Award for use of the TruVue container in seven bean products marketed on the East Coast and Southeast U.S.

Finally, Sonoco announced it expects to grow composite can production capability into emerging markets to serve snack food customers, including expansion over the next few years into Thailand, South Africa and Brazil. Sonoco is the global leader in composite can production with significant market share in the Americas, Europe and Southeast Asia.

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Telephonic Replay
A telephonic replay of the 2017 analyst meeting will be available starting at 11:20 a.m. ET on Dec. 1, 2017, and continue through midnight ET on Dec. 11, 2017, by calling 855-859-2056, or for international callers at +404-537-3406. The replay passcode for both U.S. and international calls is 96546738. The event will be archived for 90 days on Sonoco’s website conference call page along with a presentation from the event.

About Sonoco
Founded in 1899, Sonoco (NYSE: SON) is a global provider of a variety of consumer packaging, industrial products, protective packaging, and displays and packaging supply chain services. With annualized net sales of approximately $4.8 billion, the Company has 20,000 employees working in more than 300 operations in 33 countries, serving some of the world’s best known brands in some 85 nations. For more information on the Company, visit www.sonoco.com.

Forward-looking Statements
Statements included herein that are not historical in nature, are intended to be, and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “estimate,” “project,” “intend,” “expect,” “believe,” “consider,” “plan,” “strategy,” “opportunity,” “commitment,” “target,” “anticipate,” “objective,” “goal,” “guidance,” “outlook,” “forecast,” “future,” “re-envision, ” “assume,” “will,” “would,” “can,” “could,” “may,” “might,” “aspires,” “potential,” or the negative thereof, and similar expressions identify forward-looking statements.

Forward-looking statements include, but are not limited to, statements regarding: availability and supply of raw materials, and offsetting high raw material costs; improved productivity and cost containment; improving margins and leveraging strong cash flow and financial position, including the impact of potential changes in tariffs; effects of acquisitions and dispositions; realization of synergies resulting from acquisitions; costs, timing and effects of restructuring activities; adequacy and anticipated amounts and uses of cash flows; expected amounts of capital spending; refinancing and repayment of debt; financial strategies and the results expected of them; financial results for future periods; producing improvements in earnings; profitable sales growth and rates of growth; market leadership; research and development spending; extent of, and adequacy of provisions for, environmental liabilities; adequacy of income tax provisions, realization of deferred tax assets, outcomes of uncertain tax issues and tax rates; goodwill impairment charges and fair values of reporting units; future asset impairment charges and fair values of assets; anticipated contributions to pension and postretirement benefit plans, fair values of plan assets, long-term rates of return on plan assets, and projected benefit obligations and payments; creation of long-term value and returns for shareholders; continued payment of dividends; and planned stock repurchases.

Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation:

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availability and pricing of raw materials, energy and transportation, including the impact of potential changes in tariffs and the Company's ability to pass raw material, energy and transportation price increases and surcharges through to customers or otherwise manage these commodity pricing risks;

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•	costs of labor;

•	work stoppages due to labor disputes;

•	success of new product development, introduction and sales;

•	consumer demand for products and changing consumer preferences;

•	ability to be the low-cost global leader in customer-preferred packaging solutions within targeted segments;

•	competitive pressures, including new product development, industry overcapacity, and changes in competitors’ pricing for products;

•	ability to maintain or increase productivity levels, contain or reduce costs, and maintain positive price/cost relationships;

•	ability to negotiate or retain contracts with customers, including in segments with concentration of sales volume;

•	ability to improve margins and leverage cash flows and financial position;

•	continued strength of our paperboard-based tubes and cores and composite can operations;

•	ability to manage the mix of business to take advantage of growing markets while reducing cyclical effects of some of the Company’s existing businesses on operating results;

•	ability to maintain innovative technological market leadership and a reputation for quality;

•	ability to profitably maintain and grow existing domestic and international business and market share;

•	ability to expand geographically and win profitable new business;

•	ability to identify and successfully close suitable acquisitions at the levels needed to meet growth targets, and successfully integrate newly acquired businesses into the Company’s operations;

•	the costs, timing and results of restructuring activities;

•	availability of credit to us, our customers and suppliers in needed amounts and on reasonable terms;

•	effects of our indebtedness on our cash flow and business activities;

•	fluctuations in obligations and earnings of pension and postretirement benefit plans;

•	accuracy of assumptions underlying projections of benefit plan obligations and payments, valuation of plan assets, and projections of long-term rates of return;

•	cost of employee and retiree medical, health and life insurance benefits;

•	resolution of income tax contingencies;

•	foreign currency exchange rate fluctuations, interest rate and commodity price risk and the effectiveness of related hedges;

•	changes in U.S. and foreign tax rates, and tax laws, regulations and interpretations thereof;

•	accuracy in valuation of deferred tax assets;

•	accuracy of assumptions underlying projections related to goodwill impairment testing, and accuracy of management’s assessment of goodwill impairment;

•	accuracy of assumptions underlying fair value measurements, accuracy of management’s assessments of fair value and fluctuations in fair value;

•	liability for and anticipated costs of environmental remediation actions;

•	effects of environmental laws and regulations;

•	operational disruptions at our major facilities;

•	failure or disruptions in our information technologies;

•	loss of consumer or investor confidence;

•	ability to protect our intellectual property rights;

•	actions of domestic or foreign government agencies and changes in laws and regulations affecting the Company;

•	international, national and local economic and market conditions and levels of unemployment; and

•	economic disruptions resulting from terrorist activities and natural disasters.

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The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

Additional information concerning some of the factors that could cause materially different results is included in the Company’s reports on forms 10-K, 10-Q and 8-K filed with the Securities and Exchange Commission. Such reports are available from the Securities and Exchange Commission’s public reference facilities and its website, sec.gov, and from the Company’s investor relations department and the Company’s website, www.sonoco.com.

References to our Website Address
References to our website address and domain names throughout this release are for informational purposes only, or to fulfill specific disclosure requirements of the Securities and Exchange Commission’s rules or the New York Stock Exchange Listing Standards. These references are not intended to, and do not, incorporate the contents of our website by reference into this release.

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Contact:    Roger Schrum
+843-339-6018
roger.schrum@sonoco.com